Exhibit 23.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Petroleum Development Corporation:

Re:  Registration Statements Numbers:  333-126444, 333-118215, 333-118222, 333-111825, 333-111824, 333-111823 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated January 11, 2006, related to our review of interim financial information. Our report on the interim financial information refers to a restatement of the condensed consolidated balance sheet as of December 31, 2004 and the condensed consolidated statements of income and cash flows for the three and nine month periods ended September 30, 2004.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an Independent Registered Public Accounting Firm or a report prepared or certified by an Independent Registered Public Accounting Firm within the meaning of sections 7 and 11 of the Securities Act of 1933.

/s/ KPMG LLP

KPMG LLP

Pittsburgh, Pennsylvania

January 11, 2006